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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) - July 7, 2007

                       COMMISSION FILE NUMBER: 000-254888

                           RG GLOBAL LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                                33-0230641
      (State or jurisdiction of             (IRS Employer Identification No.)
    incorporation or organization)

                             30021 TOMAS, SUITE 200
                    RANCHO SANTA MARGARITA, CALIFORNIA 92688
          (Address of principal executive offices, including zip code)

                                 (949) 888-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act
  (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act
  (17 CFR 240.14a-12)
o Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                           RG GLOBAL LIFESTYLES, INC.


ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On July 7, 2007, the Company's Board of Directors, in consultation with management, concluded that the Company's condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2006 and December 31, 2006 should be restated.

For the quarter ended September 30, 2006, the restatement is related to:

(i) The accounting treatment of compensation paid and common stock warrants issued to a broker in connection with the issuance of notes payable. Previously, the amounts had been expensed but should have been capitalized and amortized over the term of the notes. The adjustment will decrease the net loss for the period.

(ii) The reversal of $119,700, which was recorded as revenue. Subsequently, the Company determined that the underlying facts of the transaction had not met all revenue recognition requirements.

(iii) Reversal of the treatment for prepaid share based compensation in connection with related parties and consultants. With the adoption of SFAS 123(R) the item should not have been recorded. The entry will not have an impact on the net loss for the period and is a reclassification within shareholders' equity.

(iv) The valuation of a conversion feature liability of certain notes issued to certain investors. Previously, the Company did not calculate and record the conversion feature liability at September 30, 2006 using the correct conversion terms under the agreement. The adjustment will increase the net loss for the period.

For the quarter ended December 31, 2006, the restatement is related to:

(i) Accounting treatment of the beneficial conversion feature for convertible debt issued during the period. Previously, the Company did not account for the beneficial conversion feature and thus the discount on the debt was not reflected. The adjustment is expected to have a minimal impact on the net loss for the period.

(ii) Additional interest expense in connection with the issuance of common stock in connection with the extinguishmentof notes payable. Previously, the Company did not record the excess of the fair value over the carrying amount of the notes of common stock issued in settlement of the notes. The adjustment will increase the net loss for the period.

(iii) The valuation of conversion feature liability of certain notes issued to certain investors. Previously, the Company did not calculate the conversion liability using the conversion terms under the agreement. In addition, previous conversions of the notes did not include a reclassification of the pro rata value of the conversion feature liability to additional paid in capital. The adjustments will increase the net loss for the period.

(iv) An increase in share-based compensation for the re-price of the exercise of certain options issued under the Company's 2006 Incentive and Nonstatutory Stock Option Plan. Previously, the Company did not properly record the modification of The exercise price of the stock options on the date of the modification.
The adjustment will increase the net loss for the period.



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(v) Reversal of the treatment for prepaid share based compensation in connection with related parties and consultants. With the effective date of SFAS 123(R) the items should not have been recorded. The entry will not have an impact on the net loss for the period and is a reclassification within shareholders' equity.

In light of these changes, the Company's previously filed financial statements and other financial information for the quarters ended September 30, 2006 and December 31, 2006 should no longer be relied upon. Restated financial data for the quarters ended September 30, 2006 and December 31, 2006 are being filed on amended Form 10-QSB/A's.

The Board of Directors discussed the matters disclosed in this filing with the Company's independent registered public accountants.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: July 9, 2007                    RG GLOBAL LIFESTYLES, INC.


                                      By:  /s/ Grant King
                                           ------------------------------
                                           Grant King
                                           Chief Executive Officer